Exhibit 99.1

Contact:	Abaxis, Inc.	Lytham Partners, LLC
	Clint Severson	Joe Dorame, Robert Blum and Joe Diaz
	Chief Executive Officer	602-889-9700
510-675-6500

Abaxis Reports Record Revenues for the Second Quarter of Fiscal 2015

Union City, California – October 21, 2014 - Abaxis, Inc. (NasdaqGS: ABAX), a medical products company manufacturing point-of-care blood analysis systems, today reported financial results for the second fiscal quarter ended September 30, 2014.

Second quarter overview:
•	Revenues of $53.9 million, up 18% over last year’s comparable quarter.
•	Diluted EPS of $0.24, up 33% over last year’s comparable quarter.

Revenues highlights:
•	Service revenues from Abaxis Veterinary Reference Laboratories (AVRL) of $3.5 million, up 50% over last year’s comparable quarter.
•	Total medical and veterinary reagent disc revenues of $28.0 million, up 33% over last year’s comparable quarter.
•	Total consumables revenues of $38.1 million, up 33% over last year’s comparable quarter.
•	Total medical and veterinary reagent disc sales of 2.1 million units, up 30% over last year’s comparable quarter.
•	Veterinary market revenues of $45.6 million, up 20% over last year’s comparable quarter.
•	North America revenues of $44.5 million, up 19% over last year’s comparable quarter.
•	International revenues of $9.4 million, up 11% over last year’s comparable quarter.
•	Medical market revenues of $7.6 million, up 6% over last year’s comparable quarter.

Other financial highlights:
•	Gross profit of $28.4 million, up 30% over last year’s comparable quarter.
•	Income from operations of $8.9 million, up 57% over last year’s comparable quarter.
•	Cash, cash equivalents and investments as of September 30, 2014 of $126.3 million, an increase of $5.1 million from March 31, 2014.
•	Cash dividend of $0.10 per share paid during the second quarter of fiscal 2015.

Quarterly Results

For the fiscal quarter ended September 30, 2014, Abaxis reported revenues of $53.9 million, as compared with revenues of $45.9 million for the comparable period last year, an increase of 18 percent. Revenues from sales of instruments, which include chemistry analyzers, hematology instruments, VSpro specialty analyzers and i-STAT analyzers, decreased by $3.4 million, or 25 percent, compared to the same period last year. Revenues from sales of consumables, which include reagent discs, hematology reagent kits, VSpro specialty cartridges, i-STAT cartridges and rapid tests, increased by $9.4 million, or 33 percent, compared to the same period last year. Abaxis reported net income of $5.4 million for the fiscal quarter ended September 30, 2014, compared to $4.0 million for the fiscal quarter ended September 30, 2013. Abaxis’ effective tax rate in the quarter ended September 30, 2014 was 36 percent, unchanged from the same period last year. Abaxis reported diluted net income per share of $0.24 (calculated based on 22,690,000 shares) for the three-month period ended September 30, 2014, compared to $0.18 per share (calculated based on 22,574,000 shares) for the same period last year.

Six-Month Results

For the six-month period ended September 30, 2014, Abaxis reported revenues of $101.4 million, as compared with revenues of $89.0 million for the comparable period last year, an increase of 14 percent. Revenues from instrument sales decreased by $4.5 million, or 20 percent, compared to the same period last year. Revenues from consumables increased by $13.1 million, or 22 percent, over the same period last year. The company reported net income of $10.1 million for the six-month period ended September 30, 2014, compared to $7.2 million for the same period last year. The company’s effective tax rate in the six-month period ended September 30, 2014 was 37 percent, compared to 36 percent for the same period last year. The company reported diluted net income per share of $0.45 (calculated based on 22,678,000 shares) for the six-month period ended September 30, 2014, compared to $0.32 per share (calculated based on 22,589,000 shares) for the same period last year.

Other Reported Information

Total sales in the medical market for the second quarter of fiscal 2015 were $7.6 million, an increase of 6 percent, compared to the same period last year. Total sales in the veterinary market for the second quarter of fiscal 2015 were $45.6 million, an increase of 20 percent, compared to the same period last year. Total medical and veterinary reagent disc sales for the second quarter of fiscal 2015 were $28.0 million, an increase of 33 percent, compared to the same period last year. Total unit sales of medical and veterinary reagent discs for the second quarter of fiscal 2015 were 2.1 million units, an increase of 30 percent, compared to the same period last year. Total medical and veterinary instrument sales for the second quarter of fiscal 2015 were $10.1 million, a decrease of 25 percent, compared to the same period last year. Total unit sales of medical and veterinary instruments for the second quarter of fiscal 2015 were 1,436 units, a decrease of 19 percent, compared to the same period last year. Non-cash compensation expense recognized for share-based awards during the second quarter of fiscal 2015 was $2.5 million, compared to $1.9 million for the same period last year. Abaxis paid $2.3 million in cash dividends to shareholders during the second quarter of fiscal 2015.

Clint Severson, chairman, president and chief executive officer of Abaxis, said, “The financial results of the second quarter of fiscal 2015 were strong and demonstrate that the positive momentum generated in the first quarter of the year is continuing. We posted revenues of $53.9 million for the second quarter, our highest quarterly revenues ever and an increase of 18% compared to last year’s comparable quarter. Gross margin was 53% for the quarter, an increase of 5%, compared to 48% in last year’s second quarter. In our veterinary business we sold a record quarterly total of VetScan VS2s, 831 units, up 44% compared to the second quarter of fiscal 2014, along with veterinary reagent disc sales of 1.4 million units, which increased by 39% compared to last year’s comparable quarter. In the medical market, unit sales of Piccolo instruments decreased by 13% from last year’s comparable quarter, mostly due to the timing of distributor orders; however, medical reagent disc unit sales increased by14%. Total veterinary and medical reagent disc sales for the second quarter of fiscal 2015 were a record 2.1 million units. Our recent product supply and co-marketing relationship with VCA Inc. continues to progress well and we look forward to continue providing our VetScan diagnostic solutions to VCA’s animal hospitals located in North America. We are excited with the significant opportunities ahead.”

Mr. Severson continued, “All in all, we are very pleased with the progress achieved in the first half of fiscal 2015. This is a direct result of executing on our strategic initiatives to drive improved operational performance, along with providing our customers with leading edge point-of-care diagnostic testing and full service veterinary reference laboratory services. Our distribution partners are increasingly becoming more efficient as evidenced by the strong results of the first six months of the fiscal year. The financial condition of the company continues to be strong as we maintain cash, cash equivalents and investments totaling $126.3 million at September 30, 2014. We are pleased with the operational and financial performance achieved companywide thus far in fiscal 2015. Looking forward, we will continue to build on this positive momentum and leverage our strategic partnerships to drive growth in the coming quarters.”

Conference Call

Abaxis has scheduled a conference call to discuss its financial results at 4:15 p.m. Eastern Time on Tuesday, October 21, 2014. Participants can dial (877) 317-6789 or (412) 317-6789 to access the conference call, or can listen via a live Internet webcast, which is available in the Investor Relations section of the company’s website at http://www.abaxis.com. A replay of the call will be available by visiting http://www.abaxis.com for the next 30 days or by calling (877) 344-7529 or (412) 317-0088, confirmation code 10054322, through October 28, 2014. This press release is also available prior to and after the call via Abaxis’ website or the Securities and Exchange Commission’s website at http://www.sec.gov.

About Abaxis

Abaxis develops, manufactures, markets and sells portable blood analysis systems for use in any veterinary or human patient-care setting to provide clinicians with rapid blood constituent measurements. The system consists of a compact, 5.1 kilogram (11.2 pounds), portable analyzer and a series of single-use plastic discs, called reagent discs that contain all the chemicals required to perform a panel of up to 13 tests on veterinary patients and 14 tests on human patients. The system can be operated with minimal training and performs multiple routine tests on whole blood, serum or plasma samples. The system provides test results in less than 12 minutes with the precision and accuracy equivalent to a clinical laboratory analyzer. The veterinary business also provides to the animal health and research market a line of hematology instruments for point-of-care complete blood counts (CBC), a specialty instrument to screen for and detect clotting disorders and to measure equine fibrinogen levels, a handheld instrument for the rapid assessment of certain critical care tests and rapid point-of-care tests for Heartworm infections, Parvovirus, Giardia, Ehrlichia and Lyme disease. Abaxis, through its AVRL division, provides routine laboratory testing as well as specialty testing for veterinarians nationwide. For more information, visit http://www.abaxis.com.

Use of Financial Measures

To supplement the financial statements presented in accordance with United States generally accepted accounting principles (GAAP), Abaxis uses operating income per share, a non-GAAP financial measure. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on this non-GAAP financial measure, refer to the table captioned “Operating Income Per Share” included at the end of this release. Abaxis defines operating income per share as operating income divided by the weighted average outstanding shares. Management uses this measure in comparing Abaxis’ operating results with historical performance and believes it provides meaningful and comparable information to management and investors to assist in their review of Abaxis’ performance relative to prior periods and its competitors.

Forward Looking Statements

This press release includes, and our conference call will include, statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), including but not limited to statements related to Abaxis’ cash position, financial resources and potential for future growth, market acceptance and penetration of new or planned product offerings, and future recurring revenues and results of operations. Abaxis claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” “anticipates,” or words of similar import, and do not reflect historical facts. Specific forward-looking statements contained in this press release or in Abaxis’ conference call may be affected by risks and uncertainties, including, but not limited to, those related to risks related to the transition of its U.S. medical sales to Abbott, potential excess inventory levels and inventory imbalances at the company’s distributors, losses or system failures with respect to Abaxis’ facilities or manufacturing operations, fluctuations in quarterly operating results, dependence on sole suppliers, the market acceptance of Abaxis’ products and services, the continuing development of its products, required United States Food and Drug Administration clearance and other government approvals, risks associated with manufacturing and distributing its products on a commercial scale free of defects, risks related to the introduction of new instruments manufactured by third parties, risks associated with competing in the human diagnostic market, risks related to the protection of Abaxis’ intellectual property or claims of infringement of intellectual property asserted by third parties and risks related to condition of the United States economy. Readers should also refer to the section entitled “Risk Factors” in Abaxis’ annual report on Form 10-K, recent quarterly reports on Form 10-Q and Abaxis’ other periodic reports filed with the United States Securities and Exchange Commission. Forward-looking statements speak only as of the date the statements were made. Abaxis does not undertake and specifically disclaims any obligation to update any forward-looking statements.

Financial Tables to Follow

ABAXIS, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues	$53,943	$45,851	$101,420	$89,020
Cost of revenues	25,511	23,979	49,116	46,256
Gross profit	28,432	21,872	52,304	42,764
Operating expenses:
Research and development	4,232	3,418	8,179	6,591
Sales and marketing	11,476	9,902	21,054	19,930
General and administrative	3,797	2,853	6,705	5,908
Total operating expenses	19,505	16,173	35,938	32,429
Income from operations	8,927	5,699	16,366	10,335
Interest and other income (expense), net	(445)	507	(398)	911
Income before income tax provision	8,482	6,206	15,968	11,246
Income tax provision	3,082	2,210	5,853	4,021
Net income	$5,400	$3,996	$10,115	$7,225

Net income per share:
Basic net income per share	$0.24	$0.18	$0.45	$0.32
Diluted net income per share	$0.24	$0.18	$0.45	$0.32
Shares used in the calculation of net income per share:
Weighted average common shares outstanding - basic	22,507	22,306	22,458	22,268
Weighted average common shares outstanding - diluted	22,690	22,574	22,678	22,589
Cash dividends declared per share	$0.10	$-	$0.20	$-

ABAXIS, INC.
Condensed Consolidated Balance Sheets
(Unaudited and in thousands)

	September 30,	March 31,
	2014	2014
Current assets:
Cash and cash equivalents	$84,594	$73,589
Short-term investments	20,844	29,102
Receivables, net	36,351	29,227
Inventories	28,987	26,978
Prepaid expenses and other current assets	3,954	2,452
Net deferred tax assets, current	5,990	4,464
Total current assets	180,720	165,812
Long-term investments	20,851	18,491
Investment in unconsolidated affiliate	2,614	2,646
Property and equipment, net	28,884	27,176
Intangible assets, net	875	1,624
Net deferred tax assets, non-current	1,555	1,557
Other assets	131	74
Total assets	$235,630	$217,380

Current liabilities:
Accounts payable	$10,143	$6,111
Accrued payroll and related expenses	8,802	4,654
Accrued taxes	764	1,144
Other accrued liabilities	5,555	3,095
Deferred revenue	1,226	1,208
Warranty reserve	1,193	1,047
Total current liabilities	27,683	17,259
Non-current liabilities:
Deferred rent	768	768
Deferred revenue	3,576	4,035
Warranty reserve	992	821
Notes payable, less current portion	531	581
Total non-current liabilities	5,867	6,205
Total liabilities	33,550	23,464
Shareholders' equity:
Common stock	127,163	124,603
Retained earnings	74,935	69,318
Accumulated other comprehensive loss	(18)	(5)
Total shareholders' equity	202,080	193,916
Total liabilities and shareholders' equity	$235,630	$217,380

The following table presents our calculation of operating income per share for the three and six months ended September 30, 2014 and 2013.

Operating Income Per Share
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Income from operations	$8,927	$5,699	$16,366	$10,335

Shares used in the calculation of operating income per share:
Weighted average common shares outstanding - basic	22,507	22,306	22,458	22,268
Weighted average common shares outstanding - diluted	22,690	22,574	22,678	22,589

Operating income per share - basic	$0.40	$0.26	$0.73	$0.46
Operating income per share - diluted	$0.39	$0.25	$0.72	$0.46

The following table presents our revenues by source for the three and six months ended September 30, 2014 and 2013.

Revenues by Geographic Region and Customer Group
(In thousands)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
Revenues by Geographic Region	2014	2013	2014	2013
North America	$44,511	$37,320	$82,851	$71,972
International	9,432	8,531	18,569	17,048
Total revenues	$53,943	$45,851	$101,420	$89,020

	Three Months Ended		Six Months Ended
	September 30,		September 30,
Revenues by Customer Group	2014	2013	2014	2013
Medical Market	$7,616	$7,177	$14,861	$13,215
Veterinary Market	45,568	37,915	84,935	74,286
Other	759	759	1,624	1,519
Total revenues	$53,943	$45,851	$101,420	$89,020